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June 28, 1996                                        WRITER'S DIRECT DIAL NUMBER
                                                            (202) 508-3532
                                                            (202) 508-3571
                                                        E-Mail BMPFCMC@AOL.COM
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Mr. Richard Reiss
All Communications
521 Fifth Avenue
29th Floor
New York, NY 10175

Re: 1130 Connecticut Avenue, NW, Suite 425

Dear Richard:

This Letter Agreement outlines the terms and conditions under which ALL COMMUNICATIONS CORP. (hereinafter referred to as 'Subtenant') will lease space from CHARLES L. FISHMAN, P.C. (hereinafter referred to as 'Sublandlord') at 1130 Connecticut Avenue, NW (hereinafter referred to as 'Building').

DEMISED PREMISES:

Demised Premises shall consist of one individual office within Suite 425.

TERM:

The initial Sublease term shall be for one year.

COMMENCEMENT DATE:

Shall be July 1, 1996.

BASE RENTAL RATE:

First office shall be two thousand five hundred dollars per month ($2,500)

Second office shall be one thousand two hundred fifty dollars ($1,250.00) per month.

First research assistant station shall be seven hundred dollars ($700.00) per month.

Second research assistant station and each secretarial bay shall be five hundred dollars ($500.00) per month.

SERVICES:

The Base Rental Rate shall include all building services provided by the Landlord in the Prime Lease Agreement and is inclusive of all rent escalation's, increases, operating expenses and real estate taxes. In addition all general office services including, use of the fax and phone for local services, excluding long distance fax, phone and postage, and normal use of the copier, conference room, kitchen and workroom.




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SECURITY DEPOSIT AND FIRST MONTHS RENT:

Security deposit is equal to one months rent. Both the first months and security deposit shall be due and payable upon commencement.

SIGNAGE:

The Subtenant shall provide suite entry identification at its sole cost and expense.

TERMINATION:

Either party shall reserve the right to terminate this agreement for any reason by giving thirty (30) days prior written notice.

ADDITIONAL CONDITIONS:

Subtenant shall agree in writing, by signing this letter of agreement, to abide by all of the terms and provisions of the Prime Lease Agreement without exception, except for the payment of rent and additional rent.

Subtenant shall not remove any of the Landlord's or Sublandlord's personalty from the demised premises without the Landlord's or Sublandlord's express written consent.

Subtenant shall not at any onetime locate more than six (6) persons on the premises.

Kindly demonstrate your acceptance of the aforementioned terms and conditions by signing below and returning one copy to us at your earliest convenience.

Sincerely,

BARNS, MORRIS, PARDOE & FOSTER, INC.

/s/ MICHAEL J. OLSEN
Michael J. Olsen
Vice President

/s/ CHRISTOPHER M CAMPAGNA
Christopher M. Campagna
Leasing Associate



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AGREED AND ACCEPTED:

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
Charles L. Fishman, P.C.                          All Communications Corporation

By: /s/ CHARLES L. FISHMAN                        BY: /s/ RICHARD REISS
DATE:      7/1/96                                 DATE:      7/2/96
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Attachment:

Prime Lease Agreement between Acquiport Four Corporation and Charles L. Fishman, P.C.

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